Exhibit 23.1


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Tracer Petroleum Corporation 2000 Stock Option Plan and to our report dated May 11, 2002, with respect to the consolidated financial statements of Tracer Petroleum Corporation included in its Annual Report (Form 20-F) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


Calgary, Canada                                     /s/ Ernst & Young LLP
July 19, 2002                                       Chartered Accountants


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